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                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY












                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             LOBDELL HOLDINGS, INC


                                      and


                                  BMG-MI, INC.






                          Dated as of January 8, 1997











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                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of January 8, 1997 (this "AGREEMENT"), among Lobdell Holdings, Inc., a Michigan corporation ("LOBDELL HOLDINGS"), and BMG-MI, Inc., a Michigan corporation ("BMG").



     WHEREAS, the Boards of Directors of Lobdell Holdings and BMG have each determined that it is advisable and in the best interests of their respective shareholders for Lobdell Holdings to enter into a business combination with BMG upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Lobdell Holdings and BMG have each approved the merger of Lobdell Holdings with and into BMG (the "MERGER") in accordance with the applicable provisions of the Michigan Business Corporation Act (the "MBCA"), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, Lobdell Holdings has approved the merger (the "LOBDELL MERGER") of L-E Acquisition, Inc., a Michigan corporation ("L-E ACQUISITION") and wholly-owned subsidiary of Lobdell Holdings, with and into Lobdell Emery Corporation, a Michigan corporation ("LOBDELL") in accordance with the applicable provisions of the MBCA, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of November 14, 1996, as amended,(the "LOBDELL AGREEMENT") among Lobdell, certain shareholders of Lobdell, BMG, Lobdell Holdings and L-E Acquisition, and the parties thereto have executed and delivered the Lobdell Agreement; and

     WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of common stock of Lobdell Holdings (the "LOBDELL HOLDINGS COMMON STOCK") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7(a) ), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, BMG and Lobdell Holdings hereby agree as follows:


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                                  ARTICLE I

                                 THE MERGER

     SECTION 1.1 The Merger.

     (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, and the MBCA, Lobdell Holdings shall be merged with and into BMG, the separate corporate existence of Lobdell Holdings shall cease, and BMG shall continue as the surviving corporation. BMG as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
6.1 and subject to the satisfaction or waiver of the conditions set forth in
Article V, the consummation of the Merger will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article V, at the offices of Dykema Gossett PLLC, 1577 North Woodward Avenue, Suite 300, Bloomfield Hills, Michigan, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Michigan Department of Consumer and Industry Services, in such form as required by, and executed in accordance with the relevant provisions of the MBCA (the time of such filing being the "EFFECTIVE TIME").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Lobdell Holdings and BMG shall vest in the Surviving Corporation, and all debts, liabilities and duties of Lobdell Holdings and BMG shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 Articles of Incorporation, By-Laws.

     (a) Articles of Incorporation. Unless otherwise determined by BMG prior to the Effective Time, at the Effective Time the Articles of Incorporation of BMG as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the MBCA and such Articles of Incorporation.

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     (b) By-Laws. Unless otherwise determined by BMG prior to the Effective
Time, the By-Laws of BMG as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the MBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.5 Directors and Officers. The Board of Directors of BMG immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of BMG immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Lobdell Holdings Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of BMG, Lobdell Holdings or their respective shareholders:

     (a) Conversion of Lobdell Holdings Common Stock. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted into the right to receive 3.12 shares (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable shares ("BMG SHARES") of the Common Stock of BMG ("BMG COMMON STOCK").

     (b) Cancellation. Each Share held in the treasury of Lobdell Holdings and each Share owned by BMG immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Capital Stock of BMG. Each share of BMG Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding.

     (d) Fractional Shares. No certificates or scrip representing less than one BMG Share shall be issued upon the exchange of any Interests. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a BMG Share upon exchange of such Shares shall be issued the appropriate whole number of BMG Shares determined by rounding down any fraction of 0.5 or less to the nearest whole number of BMG Shares and by rounding up any fraction greater than 0.5 to the nearest whole number of BMG Shares.

     (e) Adjustments to Share Consideration. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend, reorganization or recapitalization or other like change with respect to BMG Common Stock occurring after the date hereof and prior to the Effective Time.


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     SECTION 1.7   Exchange of Shares.

     (a) Exchange Procedures. Immediately after the Effective Time, the Shares shall be surrendered to BMG. Upon surrender of a certificate representing the Shares ("CERTIFICATE") to BMG for cancellation together with such other customary documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole BMG Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, and (B) any dividends or other distributions to which such holder is entitled (the BMG Shares, dividends and distributions being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Lobdell Holdings Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full BMG Shares into which such shares of Lobdell Holdings Common Stock shall have been so converted. BMG Shares issued in the Merger shall be issued as of and deemed to be outstanding as of the Effective Time. BMG shall cause all such BMG shares issued in accordance with the Merger to be duly authorized, validly issued, fully paid and nonassessable.

     (b) No Liability. Neither BMG nor Lobdell Holdings shall be liable to any shareholder for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (c) Withholding Rights. BMG shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Lobdell Holdings Common Stock such amounts as BMG is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BMG, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by BMG.

     SECTION 1.8 No Further Ownership Rights in Lobdell Holdings Common Stock. The Merger Consideration delivered upon the exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code.


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                                 ARTICLE II


             REPRESENTATIONS AND WARRANTIES OF LOBDELL HOLDINGS


     Lobdell Holdings hereby represents and warrants to BMG that:

     SECTION 2.1 Organization and Qualification. Lobdell Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

     SECTION 2.2 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Lobdell Holdings are in full force and effect. Lobdell Holdings is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 2.3 Capitalization. The authorized capital stock of Lobdell Holdings consists of 100,000 shares of Lobdell Holdings Common Stock, of which 75,000 shares are issued and outstanding. All of the outstanding shares of Lobdell Holdings Common Stock are duly authorized, validly issued, fully paid and nonassessable, free and clear of all security interests, liens, claims, pledges, agreements, limitations in Lobdell Holdings' voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.4 Authority Relative to this Agreement and the Lobdell Agreement. Lobdell Holdings has all necessary corporate power and authority to execute and deliver this Agreement and the Lobdell Agreement and to perform its obligations under each agreement and to consummate the transactions contemplated by each agreement. The execution and delivery of this Agreement and the Lobdell Agreement by Lobdell Holdings and the consummation by Lobdell Holdings of the transactions contemplated by each agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Lobdell Holdings are necessary to authorize this Agreement or the Lobdell Agreement or to consummate the transactions so contemplated (other than any required shareholder approval). The Board of Directors of Lobdell Holdings has determined that it is advisable and in the best interest of its shareholders for Lobdell Holdings to enter into a business combination with BMG upon the terms and subject to the conditions of this Agreement, and have unanimously recommended that shareholders approve and adopt, as required, the Lobdell Agreement, Lobdell Merger, this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Lobdell Holdings (subject to shareholder approval) and, assuming the due authorization, execution and delivery by BMG constitutes a legal, valid and binding obligation of Lobdell Holdings enforceable against it in accordance with its terms. The Lobdell Agreement has been


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duly and validly executed and delivered by Lobdell Holdings and constitutes a legal, valid and binding obligation of Lobdell Holdings enforceable against it in accordance with its terms.

     SECTION 2.5 Formation of Lobdell Holdings; No Prior Activities.

     (a) Lobdell Holdings was formed solely for the purpose of engaging in the transactions contemplated by the Lobdell Agreement and this Agreement.

     (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by the Lobdell Merger and this Agreement, Lobdell Holdings has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any material obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BMG


     BMG hereby represents and warrants to Lobdell Holdings that:

     SECTION 3.1 Organization and Qualification; Subsidiaries. BMG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

     SECTION 3.2 Articles and By-Laws. BMG'S Articles of Incorporation and By-Laws are in full force and effect. BMG is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 3.3 Capitalization. The authorized capital stock of BMG consists of 100,000 shares of BMG Common Stock of which 78,000 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and the authorized capital stock of BMG prior to the Merger will consist of 400,000 shares of BMG Common Stock.

     SECTION 3.4 Authority Relative to this Agreement and the Lobdell Agreement. BMG has all necessary corporate power and authority to execute and deliver this Agreement and the Lobdell Agreement and to perform its obligations under each agreement and to consummate the transactions contemplated by each agreement. The execution and delivery of this Agreement and the Lobdell Agreement by BMG and the consummation by BMG of the transactions contemplated

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by each agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of BMG are necessary to authorize this Agreement or the Lobdell Agreement or to consummate the transactions so contemplated (other than any required shareholder approval). The Board of Directors of BMG has determined that it is advisable and in the best interest of its shareholders for BMG to enter into a business combination with Lobdell Holdings upon the terms and subject to the conditions of this Agreement, and have unanimously recommended that shareholders approve and adopt, this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by BMG (subject to shareholder approval) and, assuming the due authorization, execution and delivery by Lobdell Holdings, constitutes a legal, valid and binding obligation of BMG enforceable against it in accordance with its terms. The Lobdell Agreement has been duly and validly executed and delivered by BMG and constitutes a legal, valid and binding obligation of BMG enforceable against it in accordance with its terms.


                                  ARTICLE  IV

                             ADDITIONAL AGREEMENTS


     SECTION 4.1 Lobdell Merger. BMG and Lobdell Holdings agree to take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Lobdell Merger in accordance with the Lobdell Agreement as promptly as practicable.

     SECTION 4.2 Shareholder Approval. Lobdell Holdings and BMG shall call and hold shareholder meetings or shall obtain the required written consents of their respective shareholders, as required under the MBCA, prior to the Effective Time and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the Lobdell Merger.

     SECTION 4.3 Consents; Approvals. Lobdell Holdings and BMG shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and Lobdell Holdings and BMG shall make all filings required in connection with the authorization, execution and delivery of this Agreement by Lobdell Holdings and BMG and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable.

     SECTION 4.4 Loan to BMG North America. At the Effective Time, as a result of the Merger and such other consideration as the parties have deemed appropriate and sufficient, Lobdell Holdings shall or shall cause an affiliate to loan up to $5,000,000 to BMG North America Limited, an affiliate of BMG.
The terms of such loan shall be as reasonably negotiated between the parties, but in no event shall the rate of interest charged be greater than the rate paid by Lobdell Holdings or its affiliate on its revolving credit facilities or the prime rate of NBD Bank, in the event there are no revolving credit facilities. The loan shall be unsecured and due upon


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demand.  BMG and Lobdell Holdings agree to take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate this loan transaction at the Effective Time.

                                   ARTICLE V

                            CONDITIONS TO THE MERGER


     SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Lobdell Merger. The Lobdell Merger shall have been consummated in accordance with all applicable laws, and with evidence of the foregoing provided to BMG and Lobdell Holdings. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Lobdell Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Lobdell Merger, which makes the consummation of the Lobdell Merger illegal;

     (b) Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Lobdell Holdings Common Stock and the holders of a majority of the outstanding shares of BMG Common Stock or appropriate consents of such shareholders shall have been obtained by each of Lobdell Holdings and BMG;

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

     (d) Governmental Consents. All authorizations, consents and approvals of any governmental authority or administrative agency necessary or advisable shall have been obtained and all applicable waiting periods, and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or otherwise have been terminated; and

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     (e) Governmental Actions.  There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit BMG, as the Surviving Corporation, from exercising all material rights and privileges pertaining to the ownership or operation by BMG or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation or any of its subsidiaries, or seeking to compel BMG or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 5.2 Additional Conditions to Obligations of BMG. The obligations of BMG to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Lobdell Holdings contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time;

     (b) Agreements and Covenants. Lobdell Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time; and

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Lobdell Holdings for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and by the Lobdell Agreement shall have been obtained and made by Lobdell Holdings.

     (d) Opinion of Financial Advisor. BMG shall have received the advice of its financial advisor, McDonald & Company Securities, Inc., that in its opinion, the Exchange Ratio set forth herein is fair to the holders of BMG Common Stock from a financial point of view.

     SECTION 5.3 Additional Conditions to Obligation of Lobdell Holdings. The obligation of Lobdell Holdings to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of BMG contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time;


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     (b) Agreements and Covenants.  BMG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time; and

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by BMG for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and by the Lobdell Agreement shall have been obtained and made by BMG.


                                   ARTICLE VI

                                  TERMINATION


     SECTION 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of BMG and Lobdell Holdings.

     SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders.

     SECTION 6.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.


                                  ARTICLE VII

                               GENERAL PROVISIONS


     SECTION 7.1 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Lobdell Holdings and BMG, as applicable, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 7.2 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any

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of the agreements or conditions contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 7.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 7.5 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 7.6 Assignment. No party may assign this Agreement or any of such party's rights, interests or obligations hereunder without the prior approval of the other party hereto.


     SECTION 7.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

     SECTION 7.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 7.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Michigan applicable to contracts executed and fully performed within the State of Michigan.

     SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when


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executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.








                     [This space intentionally left blank.]



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     IN WITNESS WHEREOF, BMG and Lobdell Holdings  have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                         BMG-MI, INC.


                                         By:
                                            ---------------------------
                                             Name:  Selwyn Isakow
                                             Title:    President



                                         LOBDELL HOLDINGS, INC.


                                         By:
                                            ---------------------------
                                             Name:  Selwyn Isakow
                                             Title:    President





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